As filed with the Securities and Exchange Commission on October 14, 2010

Registration No. 333-168790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNACHIP SEMICONDUCTOR S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

74, rue de Merl

B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg, B97483

(352) 45-62-62

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	3674	84-1664144
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

74, rue de Merl

B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg, B97483

(352) 45-62-62

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John McFarland

Senior Vice President, General Counsel and Secretary

c/o MagnaChip Semiconductor, Inc.

20400 Stevens Creek Boulevard, Suite 370

Cupertino, CA 95014

Telephone: (408) 625-5999

Fax: (408) 625-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

See Table of Additional Registrants Below

Copies to:

Micheal J. Reagan

Khoa D. Do

W. Stuart Ogg

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Telephone: (650) 739-3939

Fax: (650) 739-3900

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MagnaChip Semiconductor LLC	Delaware	83-0406195
MagnaChip Semiconductor B.V.	The Netherlands	Not Applicable
MagnaChip Semiconductor, Inc.	California	77-0478632
MagnaChip Semiconductor SA Holdings LLC	Delaware	Not Applicable
MagnaChip Semiconductor Limited	United Kingdom	98-0439386
MagnaChip Semiconductor Limited	Taiwan	98-0439388
MagnaChip Semiconductor Limited	Hong Kong	98-0439389
MagnaChip Semiconductor Inc.	Japan	Not Applicable
MagnaChip Semiconductor Holding Company Limited	British Virgin Islands	Not Applicable

The principal executive office address for each of the additional registrants is c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S., Luxembourg, B97483, telephone (352) 45-62-62. The primary standard industrial classification code number for each of the additional registrants is 3674.

The address, including zip code, and telephone number, including area code, of each of the additional registrants is c/o MagnaChip Semiconductor, LLC, 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, telephone (408) 625-5999, fax (408) 625-5990 and the name of each of the additional registrant’s agent for service is John McFarland, Senior Vice President, General Counsel and Secretary, MagnaChip Semiconductor LLC.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-168790) is being filed solely for the purpose of revising Item 16 of the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted, and this Amendment No. 2 consists only of the facing page, this Explanatory Note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by the registrants in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$2,495.50
Printing Expenses	20,000.00
Legal Fees and Expenses	180,000.00
Accounting Fees and Expenses	150,000.00
Total	$352,495.50

Item 14.	Indemnification of Directors and Officers.

MagnaChip Semiconductor LLC

MagnaChip Semiconductor LLC is a limited liability company organized under the laws of the State of Delaware. Section 18—108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

MagnaChip Semiconductor LLC’s limited liability company agreement provides that MagnaChip Semiconductor LLC shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of MagnaChip Semiconductor LLC or a director or officer of a constituent person in a consolidation or merger, or is or was serving at the request of MagnaChip Semiconductor LLC or a constituent person absorbed in a consolidation or merger, as a director or officer of another person, or is or was a director or officer of MagnaChip Semiconductor LLC serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of MagnaChip Semiconductor LLC or other enterprise, against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action, suit or proceeding by or in the right of MagnaChip Semiconductor LLC, except to the extent that such indemnification is prohibited by applicable law.

MagnaChip Semiconductor S.A.

Under Luxembourg law, civil liability of directors both to the company and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors’ liability to MagnaChip Semiconductor S.A. MagnaChip Semiconductor S.A., however, can validly agree to indemnify the directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

Under Luxembourg law, an employee of MagnaChip Semiconductor S.A. can only be liable to MagnaChip Semiconductor S.A. for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers in case of willful acts or gross negligence against claims of MagnaChip Semiconductor S.A. would in principle be contrary to public policy. Officers are liable to third parties under general tort law and may enter into arrangements with MagnaChip Semiconductor S.A. providing for indemnification against third party claims.

Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

MagnaChip Semiconductor Finance Company

Indemnification:    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Company. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. MagnaChip Semiconductor Finance Company’s bylaws provide for indemnification by the company of any director or officer (as such term is defined in the bylaws) of the company or a constituent corporation absorbed in a consolidation or merger, or any person who, at the request of the company or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, except to the extent that such indemnification is prohibited by law. The bylaws also provide that the company shall advance expenses incurred by a director or officer in defending a proceeding prior to the final disposition of such proceeding. The board of directors, by majority vote of a quorum consisting of directors not parties to the proceeding, must determine whether the applicable standards of any applicable statute have been met. The bylaws do not limit the company’s ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. The company may purchase insurance covering the potential liabilities of the directors and officers of the company or any constituent corporations or any person who, at the request of the company or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise.

Limitation of Liability:    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. MagnaChip Semiconductor Finance Company’s certificate of incorporation provides for such limitation of liability.

Other Subsidiaries

The organizational documents of certain subsidiary guarantors also provide for indemnification of their officers and directors for liability incurred in connection with the performance of their duties as officers and directors.

Employment Agreements

Indemnification:    Some of our officers have employment agreements with us that provide for indemnification against losses, costs and expenses arising from or relating to such person’s services for us, to the extent permitted by law and the governing documents of the applicable company.

Item 15.	Recent Sales of Unregistered Securities.

The following relates to sales of securities that have occurred since January 1, 2007 and that have not been registered under the Securities Act:

If and when we decide to proceed with the MagnaChip Corporation IPO, prior to the effectiveness of the registration statement filed with the SEC for the MagnaChip Corporation IPO, we will convert from a Delaware limited liability company into a Delaware corporation. At the time of the corporate conversion, all of the outstanding common units of MagnaChip Semiconductor LLC will be automatically converted into shares of common stock of MagnaChip Corporation and all of the outstanding warrants to purchase common units of MagnaChip Semiconductor LLC will be automatically converted into warrants to purchase shares of common stock of MagnaChip Corporation. The issuance of common stock and warrants to purchase common stock to our members in the corporate conversion will be exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock and warrants were exchanged by us with our existing securityholders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The issuance of common stock and warrants also will also be exempt from registration under the Securities Act by virtue of Section 4(2) thereof as a transaction not involving a public offering or, with respect to certain of our existing securityholders, Regulation S thereof as an issuance to non-U.S. persons in transactions that took place outside of the U.S. In addition, as part of our corporate conversion, we will convert outstanding options to purchase common units of MagnaChip Semiconductor LLC into options to purchase shares of common stock of MagnaChip Corporation. The issuance of such options to purchase shares of stock of MagnaChip Corporation pursuant to such corporate conversion will be exempt from registration in reliance upon exemptions from the registration requirements provided by Rule 701 under the Securities Act relating to transactions occurring under compensatory benefit plans or provided by Regulation S to non-U.S. persons in transactions that took place outside of the U.S.

In April 2010, our subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, sold (and certain of our subsidiaries guaranteed) $250 million aggregate principal amount of 10.500% senior notes due 2018. We received net proceeds of $238.4 million pursuant to the sale of such notes. The initial purchasers of the foregoing notes were Goldman, Sachs & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC. The issuance of the notes to the initial purchasers was made in reliance on Section 4(2) under the Securities Act and the notes were subsequently resold by the initial purchasers pursuant to Rule 144A and Regulation S thereunder.

In March 2010, we issued to our director Nader Tavakoli a restricted unit bonus for 150,000 common units pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan. In March 2010, we also issued to certain of our directors and employees options to purchase up to 914,000 common units pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan at an exercise price of $2.12 per unit. The issuance of such restricted unit bonuses and options to purchase our common units was exempt from registration in reliance upon exemptions from the registration requirements provided by Rule 701 under the Securities Act relating to transactions occurring under compensatory benefit plans or provided by Regulation S to non-U.S. persons in transactions that took place outside of the U.S.

In December 2009, we issued to certain of our employees restricted unit bonuses for an aggregate of 7,084,000 common units pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan. In December 2009, we also issued to certain of our employees options to purchase up to 15,365,000 common units pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan at an exercise price of $1.16 per unit. The issuance of such restricted unit bonuses and options to purchase our common units was exempt from registration in reliance upon exemptions from the registration requirements provided by Rule 701 under the Securities Act relating to transactions occurring under compensatory benefit plans or provided by Regulation S to non-U.S. persons in transactions that took place outside of the U.S.

In November 2009, in connection with our emergence from reorganization proceedings, we issued an aggregate of 17,999,996 common units and warrants to purchase 15,000,000 common units to certain of our former creditors in satisfaction and retirement of their claims. The issuance of such common units and warrants and the distribution thereof was exempt from registration under applicable securities laws pursuant to Section 1145(a) of the U.S. Bankruptcy Code.

In November 2009, in connection with our emergence from reorganization proceedings, we issued an aggregate of 252,000,000 common units in a rights offering to affiliated funds of Avenue Capital Management II, L.P. and certain of our other former creditors who were accredited investors, as defined in Regulation D of the Securities Act, for an aggregate purchase price of $35,280,000. In connection with such rights offering we issued an additional 30,000,000 common units to affiliated funds of Avenue Capital Management II, L.P. as payment of a backstop commitment fee payable pursuant to our Chapter 11 plan of reorganization. The sale and issuance of such securities was exempt from registration under applicable securities laws pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On July 4, 2008, one of our former employees exercised options to acquire 4,375 of our common units at a purchase price of $12,040.87. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, by reason of the fact that the offering was a limited private placement to one knowledgeable investor who agreed not to resell the securities to the public.

On April 14, 2008, one of our former executives exercised options to acquire 143,272.50 of our common units at a purchase price of $143,272.50. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On March 12, 2008, one of our former employees exercised options to acquire 2,437.50 of our common units at a purchase price of $7,312.50. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On February 19, 2008, two of our former employees exercised options to acquire 11,375 of our common units for an aggregate purchase price of $20,890. Because the offering transactions took place outside the U.S. and neither of the optionees was a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On December 24, 2007, one of our former executives exercised options to acquire 12,500 of our common units at a purchase price of $37,500. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On October 25, 2007, one of our former employees exercised options to acquire 1,500 of our common units at a purchase price of $3,000. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On August 22, 2007, one of our former executives exercised options to acquire 30,937.50 of our common units at a purchase price of $30,937. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, the issuance of these securities was exempt from registration under Regulation S.

On May 4, 2007, one of our former executives exercised options to acquire 80,000 of our common units for an aggregate purchase price of $80,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, by reason of the fact that the offering was a limited private placement to one knowledgeable investor who agreed not to resell the securities to the public.

Item 16.	Exhibits.

2.1	Second Amended Chapter 11 Plan of Reorganization Proposed by the Official Committee of Unsecured Creditors of MagnaChip Semiconductor Finance Company, et al., dated as of September 24, 2009(1)

3.1	Certificate of Formation of MagnaChip Semiconductor LLC (formerly System Semiconductor Holding LLC)(1)

3.2	Certificate of Amendment to Certificate of Formation of MagnaChip Semiconductor LLC(1)

3.3	Fifth Amended and Restated Limited Liability Company Operating Agreement of MagnaChip Semiconductor LLC(1)

3.4	Articles of Incorporation of MagnaChip Semiconductor S.A.(2)

3.5	Certificate of Incorporation of MagnaChip Semiconductor Finance Company(2)

3.6	Bylaws of MagnaChip Semiconductor Finance Company(2)

3.7	Certificate of Formation for MagnaChip Semiconductor SA Holdings LLC(2)

3.8	Amended and Restated Limited Liability Company Agreement of MagnaChip Semiconductor SA Holdings LLC (USA)(2)

3.9	Deed of Amendment to the Articles of Association of MagnaChip Semiconductor B.V. (English translation)(2)

3.10	Articles of Incorporation of MagnaChip Semiconductor, Inc. (USA) contained in the Agreement and Plan of Merger by and between IC Media Corporation and MagnaChip Semiconductor, Inc. (USA)(2)

3.11	Bylaws of MagnaChip Semiconductor, Inc. (USA), as amended (formerly IC Media Corporation)(2)

3.12	Articles of Incorporation of MagnaChip Semiconductor Inc. (Japan) (English translation)(2)

3.13	Memorandum of Association of MagnaChip Semiconductor Limited (Hong Kong)(2)

3.14	Articles of Association of MagnaChip Semiconductor Limited (Hong Kong)(2)

3.15	Memorandum of Association of MagnaChip Semiconductor Limited (United Kingdom)(2)

3.16	Articles of Association of MagnaChip Semiconductor Limited (United Kingdom)(2)

3.17	Articles of Incorporation of MagnaChip Semiconductor Limited (Taiwan) (English translation)(2)

3.18	Memorandum of Association of MagnaChip Semiconductor Holding Company Limited, as amended (British Virgin Islands) (formerly IC Media Holding Company Limited)(2)

3.19	Articles of Association of MagnaChip Semiconductor Holding Company Limited, as amended (British Virgin Islands) (formerly IC Media Holding Company Limited)(2)

4.1	Registration Rights Agreement, dated as of November 9, 2009, by and among MagnaChip Semiconductor LLC and each of the securityholders named therein(1)

4.2	[reserved]

4.3	[reserved]

4.4	Indenture, dated as of April 9, 2010, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and Wilmington Trust FSB, as trustee(1)

4.5	Form of 10.500% Senior Notes due 2018 and notation of guarantee (included in Exhibit 4.4)

4.6	Exchange and Registration Rights Agreement, dated as of April 9, 2010, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, and Goldman, Sachs & Co., Barclays Capital Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several purchasers named therein(1)

5.1	Opinion of Jones Day(5)

5.2	Opinion of Dechert Luxembourg(5)

5.3	Opinion of NautaDutilh N.V.(5)

5.4	Opinion of DLA Piper Tokyo Partnership(5)

5.5	Opinion of DLA Piper Hong Kong(5)

5.6	Opinion of Lee, Tsai & Partners(5)

5.7	Opinion of DLA Piper UK LLP(5)

5.8	Opinion of Harney Westwood & Riegels(5)

10.1	Amended and Restated Credit Agreement, dated as of November 6, 2009, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, and Wilmington Trust FSB, as Administrative Agent(1)

10.2	Intellectual Property License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.3	Land Lease and Easement Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(3)

10.4	First Amendment to Land Lease and Easement Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.5	General Service Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.6	First Amendment to the General Service Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.7	License Agreement (ModularBCD), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(3)

10.8	Amended & Restated License Agreement (TrenchDMOS), dated as of September 19, 2007, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.9	Technology License Agreement, dated as of December 16, 1996, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(3)

10.10	Amendment to the Technology License Agreement, dated as of October 16, 2006, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.11	ARM7201TDSP Device License Agreement, dated as of August 26, 1997, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(3)

10.12	Technology License Agreement, dated as of October 5, 1995, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(2)(4)

10.13	Technology License Agreement, dated as of July 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(3)

10.14	Technology License Agreement, dated as of August 22, 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(3)

10.15	Technology License Agreement, dated as of May 20, 2004, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)

10.16	Design Migration Agreement, dated as of May 1, 2007, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.17	Basic Agreement on Joint Development and Grant of License, dated as of November 10, 2006, by and between MagnaChip Semiconductor, Ltd. and Silicon Works (English translation)(1)

10.18	Master Service Agreement, dated as of December 27, 2000, by and between Sharp Corporation and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hyundai Electronics Japan Co., Ltd) (English translation)(1)

10.19	Warrant Agreement, dated as of November 9, 2009, between MagnaChip Semiconductor LLC and American Stock Transfer & Trust Company, LLC(1)

10.20	MagnaChip Semiconductor LLC 2009 Common Unit Plan(1)

10.21	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Option Agreement (Non-U.S. Participants)(1)

10.22	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Option Agreement (U.S. Participants)(1)

10.23	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Restricted Unit Agreement (Non-U.S. Participants)(1)

10.24	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Restricted Unit Agreement (U.S. Participants)(1)

10.25	MagnaChip Semiconductor Corporation 2010 Equity Incentive Plan(1)

10.26	MagnaChip Semiconductor Corporation 2010 Employee Stock Purchase Plan(1)

10.27	Amended and Restated Service Agreement, dated as of May 8, 2008, by and between MagnaChip Semiconductor, Ltd. (Korea) and Sang Park(1)

10.28	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Sang Park(1)

10.29	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Sang Park(1)

10.30	Entrustment Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Young Hwang(1)

10.31	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Young Hwang(1)

10.32	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Young Hwang(1)

10.33	Offer Letter dated March 7, 2006, from MagnaChip Semiconductor LLC and MagnaChip Semiconductor, Inc. to Brent Rowe, as supplemented on December 20, 2006(1)

10.34	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Brent Rowe(1)

10.35	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Brent Rowe(1)

10.36	Offer Letter dated September 5, 2006, from MagnaChip Semiconductor LLC and MagnaChip Semiconductor, Ltd. to Margaret Sakai(1)

10.37	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Margaret Sakai(1)

10.38	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Margaret Sakai(1)

10.39	Offer Letter, dated as of July 1, 2007, by and between MagnaChip Semiconductor, Ltd. (Korea) and Heung Kyu Kim(1)

10.40	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Heung Kyu Kim(1)

10.41	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Heung Kyu Kim(1)

10.42	Offer Letter, dated as of June 20, 2007, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Jong Lee(1)

10.43	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Jong Lee(1)

10.44	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Jong Lee(1)

10.45	Service Agreement, dated as of April 1, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and John McFarland(1)

10.46	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and John McFarland(1)

10.47	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and John McFarland(1)

10.48	Senior Advisor Agreement, dated as of April 10, 2009, by and between MagnaChip Semiconductor, Ltd.(Korea) and Robert J. Krakauer(1)

10.49	MagnaChip Semiconductor LLC Form of Indemnification Agreement with Directors(2)

10.50	Form of Accredited Investor Certification delivered to the Official Committee of Unsecured Creditors of MagnaChip Semiconductor Finance Company, et al.(1)

10.51	Form of Subscription Agreement for common units of MagnaChip Semiconductor LLC (in connection with the Committee’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code)(1)

10.52	Subscription Form for Rights Offering in connection with the Committee’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code(1)

10.53	$35,000,000 Common Unit Backstop Commitment letter, dated as of September 23, 2009, from Avenue Capital Management II, L.P., solely in its capacity as investment advisor to Avenue Investments, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and Avenue CDP-Global Opportunities Fund, L.P. (included in Exhibit 2.1)

10.54	MagnaChip Semiconductor LLC Profit Sharing Plan as adopted on December 31, 2009 and as amended on February 15, 2010(2)(4)

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of MagnaChip Semiconductor LLC(1)

23.1	Consent of Samil PricewaterhouseCoopers(5)

23.2	Consent of Jones Day (contained in Exhibit 5.1)

23.3	Consent of Dechert Luxembourg (contained in Exhibit 5.2)

23.4	Consent of NautaDutilh N.V. (contained in Exhibit 5.3)

23.5	Consent of DLA Piper Tokyo Partnership (contained in Exhibit 5.4)

23.6	Consent of DLA Piper Hong Kong (contained in Exhibit 5.5)

23.7	Consent of Lee, Tsai & Partners (contained in Exhibit 5.6)

23.8	Consent of DLA Piper UK LLP (contained in Exhibit 5.7)

23.9	Consent of Harney Westwood & Riegels (contained in Exhibit 5.8)

24.1	Powers of Attorney(5)

25.1	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act(5)

Footnotes:

(1)	Incorporated by reference to the respective exhibits to MagnaChip Semiconductor LLC’s Registration Statement on Form S-1 (Registration No. 333-165467) initially filed on March 15, 2010, as amended.
(2)	Incorporated by reference to the respective exhibits to MagnaChip Semiconductor S. A. and the other co–registrants’ Registration Statement on Form S-4 (Registration No. 333-168516) initially filed on August 4, 2010, as amended.
(3)	Certain portions of this document have been omitted pursuant to a grant of confidential treatment by the SEC.
(4)	Certain portions of this document have been omitted pursuant to a request for confidential treatment by the SEC.
(5)	Previously filed

Item 17.	Undertakings.

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR LLC

By:	/s/ Sang Park
Name: Sang Park
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor LLC and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sang Park Sang Park	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 14, 2010

* Margaret Sakai	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2010

* Michael Elkins	Director	October 14, 2010

* Randal Klein	Director	October 14, 2010

* R. Douglas Norby	Director	October 14, 2010

* Gidu Shroff	Director	October 14, 2010

* Steven Tan	Director	October 14, 2010

* Nader Tavakoli	Director	October 14, 2010

*By:	/s/ Sang Park
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR SA HOLDINGS LLC

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor SA Holdings LLC and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Margaret Sakai Margaret Sakai	Chief Financial Officer (Principal Financial Officer and Principal Accounting)	October 14, 2010

* Michael Elkins	Director	October 14, 2010

* Randal Klein	Director	October 14, 2010

* John McFarland	Director	October 14, 2010

*By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR S.A.

By:	/s/ John McFarland
Name: John McFarland
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor S.A. and in the capacities and on the dates indicated:

Signature	Title	Date

*	Director	October 14, 2010
Michael Elkins

*	Director	October 14, 2010
Randal Klein

/s/ John McFarland	Director and	October 14, 2010
John McFarland	Authorized Representative in the United States

* By:	/s/ John McFarland
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Finance Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Margaret Sakai	Chief Financial Officer (Principal	October 14, 2010
Margaret Sakai	Financial Officer and Principal Accounting Officer)

*	Director	October 14, 2010
Michael Elkins

*	Director	October 14, 2010
Randal Klein

*	Director	October 14, 2010
John McFarland

* By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR B.V.

By:	/s/ John McFarland
Name: John McFarland
Title: Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor B.V. and in the capacities and on the dates indicated:

Signature	Title	Date

*	Authorized Representative and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2010
Margaret Sakai

*	Director	October 14, 2010
Stefan Boermans

*	Director	October 14, 2010
Anne-Marie Kuijpers

/s/ John McFarland	Authorized Representative in the United States	October 14, 2010
John McFarland

* By:	/s/ John McFarland
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR, INC. (USA)

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor, Inc. (USA) and in the capacities and on the dates indicated:

Signature	Title	Date

*	Director and President (Principal Executive Officer)	October 14, 2010
Brent Rowe

/s/ Margaret Sakai	Chief Financial Officer and Treasurer	October 14, 2010
Margaret Sakai	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 14, 2010
Andrew Brown

* By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR LTD (UNITED KINGDOM)

By:	/s/ John McFarland
Name: John McFarland
Title: Company Secretary

By:	/s/ Brent Rowe
Name: Brent Rowe
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Ltd (United Kingdom) and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John McFarland John McFarland	Company Secretary and Authorized Representative in the United States	October 14, 2010

* Brent Rowe	Director	October 14, 2010

* Andrew Brown	Director	October 14, 2010

* By:	/s/ John McFarland
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR LTD (HONG KONG)

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Ltd (Hong Kong) and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Margaret Sakai	Director, Chief Financial Officer	October 14, 2010
Margaret Sakai	(Principal Financial Officer and Principal Accounting Officer) and Authorized Representative in the United States

* Jong Soo Choi	Director	October 14, 2010

*By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR LTD (TAIWAN)

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Ltd (Taiwan) and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Margaret Sakai Margaret Sakai	Director and Authorized Representative in the United States	October 14, 2010

* Jong Soo Choi	Director	October 14, 2010

* By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR INC. (JAPAN)

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Inc. (Japan) and in the capacities and on the dates indicated:

Signature	Title	Date

*	Co-Representative Director	October 14, 2010
Taeyoung Hwang

*	Co-Representative Director	October 14, 2010
Yoshio Imamura

/s/ Margaret Sakai	Director	October 14, 2010
Margaret Sakai

*	Statutory Auditor and Authorized	October 14, 2010
John McFarland	Representative in the United States

* By:	/s/ Margaret Sakai
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on October 14, 2010.

MAGNACHIP SEMICONDUCTOR HOLDING COMPANY LIMITED

By:	/s/ Margaret Sakai
Name: Margaret Sakai
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor Holding Company Limited and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Margaret Sakai	Director and Chief Financial Officer	October 14, 2010
Margaret Sakai	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	October 14, 2010
Brent Rowe

*	Director and Authorized Representative in the United States	October 14, 2010
John McFarland

* By:	/s/ Margaret Sakai
Attorney-in-fact

EXHIBIT INDEX

2.1	Second Amended Chapter 11 Plan of Reorganization Proposed by the Official Committee of Unsecured Creditors of MagnaChip Semiconductor Finance Company, et al., dated as of September 24, 2009(1)

3.1	Certificate of Formation of MagnaChip Semiconductor LLC (formerly System Semiconductor Holding LLC)(1)

3.2	Certificate of Amendment to Certificate of Formation of MagnaChip Semiconductor LLC(1)

3.3	Fifth Amended and Restated Limited Liability Company Operating Agreement of MagnaChip Semiconductor LLC(1)

3.4	Articles of Incorporation of MagnaChip Semiconductor S.A.(2)

3.5	Certificate of Incorporation of MagnaChip Semiconductor Finance Company(2)

3.6	Bylaws of MagnaChip Semiconductor Finance Company(2)

3.7	Certificate of Formation for MagnaChip Semiconductor SA Holdings LLC(2)

3.8	Amended and Restated Limited Liability Company Agreement of MagnaChip Semiconductor SA Holdings LLC (USA)(2)

3.9	Deed of Amendment to the Articles of Association of MagnaChip Semiconductor B.V. (English translation)(2)

3.10	Articles of Incorporation of MagnaChip Semiconductor, Inc. (USA) contained in the Agreement and Plan of Merger by and between IC Media Corporation and MagnaChip Semiconductor, Inc. (USA)(2)

3.11	Bylaws of MagnaChip Semiconductor, Inc. (USA), as amended (formerly IC Media Corporation)(2)

3.12	Articles of Incorporation of MagnaChip Semiconductor Inc. (Japan) (English translation)(2)

3.13	Memorandum of Association of MagnaChip Semiconductor Limited (Hong Kong)(2)

3.14	Articles of Association of MagnaChip Semiconductor Limited (Hong Kong)(2)

3.15	Memorandum of Association of MagnaChip Semiconductor Limited (United Kingdom)(2)

3.16	Articles of Association of MagnaChip Semiconductor Limited (United Kingdom)(2)

3.17	Articles of Incorporation of MagnaChip Semiconductor Limited (Taiwan) (English translation)(2)

3.18	Memorandum of Association of MagnaChip Semiconductor Holding Company Limited, as amended (British Virgin Islands) (formerly IC Media Holding Company Limited)(2)

3.19	Articles of Association of MagnaChip Semiconductor Holding Company Limited, as amended (British Virgin Islands) (formerly IC Media Holding Company Limited)(2)

4.1	Registration Rights Agreement, dated as of November 9, 2009, by and among MagnaChip Semiconductor LLC and each of the securityholders named therein(1)

4.2	[reserved]

4.3	[reserved]

4.4	Indenture, dated as of April 9, 2010, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and Wilmington Trust FSB, as trustee(1)

4.5	Form of 10.500% Senior Notes due 2018 and notation of guarantee (included in Exhibit 4.4)

4.6	Exchange and Registration Rights Agreement, dated as of April 9, 2010, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, and Goldman, Sachs & Co., Barclays Capital Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several purchasers named therein(1)

5.1	Opinion of Jones Day(5)

5.2	Opinion of Dechert Luxembourg(5)

5.3	Opinion of NautaDutilh N.V.(5)

5.4	Opinion of DLA Piper Tokyo Partnership(5)

5.5	Opinion of DLA Piper Hong Kong(5)

5.6	Opinion of Lee, Tsai & Partners(5)

5.7	(5) Opinion of DLA Piper UK LLP(5)

5.8	Opinion of Harney Westwood & Riegels(5)

10.1	Amended and Restated Credit Agreement, dated as of November 6, 2009, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, and Wilmington Trust FSB, as Administrative Agent(1)

10.2	Intellectual Property License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.3	Land Lease and Easement Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(3)

10.4	First Amendment to Land Lease and Easement Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.5	General Service Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.6	First Amendment to the General Service Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.7	License Agreement (ModularBCD), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(3)

10.8	Amended & Restated License Agreement (TrenchDMOS), dated as of September 19, 2007, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.9	Technology License Agreement, dated as of December 16, 1996, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(3)

10.10	Amendment to the Technology License Agreement, dated as of October 16, 2006, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.11	ARM7201TDSP Device License Agreement, dated as of August 26, 1997, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(3)

10.12	Technology License Agreement, dated as of October 5, 1995, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(2)(4)

10.13	Technology License Agreement, dated as of July 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(3)

10.14	Technology License Agreement, dated as of August 22, 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(3)

10.15	Technology License Agreement, dated as of May 20, 2004, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)

10.16	Design Migration Agreement, dated as of May 1, 2007, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea)(2)(4)

10.17	Basic Agreement on Joint Development and Grant of License, dated as of November 10, 2006, by and between MagnaChip Semiconductor, Ltd. and Silicon Works (English translation)(1)

10.18	Master Service Agreement, dated as of December 27, 2000, by and between Sharp Corporation and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hyundai Electronics Japan Co., Ltd) (English translation)(1)

10.19	Warrant Agreement, dated as of November 9, 2009, between MagnaChip Semiconductor LLC and American Stock Transfer & Trust Company, LLC(1)

10.20	MagnaChip Semiconductor LLC 2009 Common Unit Plan(1)

10.21	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Option Agreement (Non-U.S. Participants)(1)

10.22	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Option Agreement (U.S. Participants)(1)

10.23	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Restricted Unit Agreement (Non-U.S. Participants)(1)

10.24	MagnaChip Semiconductor LLC 2009 Common Unit Plan form of Restricted Unit Agreement (U.S. Participants)(1)

10.25	MagnaChip Semiconductor Corporation 2010 Equity Incentive Plan(1)

10.26	MagnaChip Semiconductor Corporation 2010 Employee Stock Purchase Plan(1)

10.27	Amended and Restated Service Agreement, dated as of May 8, 2008, by and between MagnaChip Semiconductor, Ltd. (Korea) and Sang Park(1)

10.28	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Sang Park(1)

10.29	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Sang Park(1)

10.30	Entrustment Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Young Hwang(1)

10.31	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Young Hwang(1)

10.32	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Young Hwang(1)

10.33	Offer Letter dated March 7, 2006, from MagnaChip Semiconductor LLC and MagnaChip Semiconductor, Inc. to Brent Rowe, as supplemented on December 20, 2006(1)

10.34	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Brent Rowe(1)

10.35	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Brent Rowe(1)

10.36	Offer Letter dated September 5, 2006, from MagnaChip Semiconductor LLC and MagnaChip Semiconductor, Ltd. to Margaret Sakai(1)

10.37	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Margaret Sakai(1)

10.38	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Margaret Sakai(1)

10.39	Offer Letter, dated as of July 1, 2007, by and between MagnaChip Semiconductor, Ltd. (Korea) and Heung Kyu Kim(1)

10.40	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Heung Kyu Kim(1)

10.41	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Heung Kyu Kim(1)

10.42	Offer Letter, dated as of June 20, 2007, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Jong Lee(1)

10.43	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Jong Lee(1)

10.44	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and Tae Jong Lee(1)

10.45	Service Agreement, dated as of April 1, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and John McFarland(1)

10.46	Notice of Grant of Unit Option, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and John McFarland(1)

10.47	Notice of Grant of Restricted Units, dated as of December 8, 2009, by and between MagnaChip Semiconductor LLC and John McFarland(1)

10.48	Senior Advisor Agreement, dated as of April 10, 2009, by and between MagnaChip Semiconductor, Ltd.(Korea) and Robert J. Krakauer(1)

10.49	MagnaChip Semiconductor LLC Form of Indemnification Agreement with Directors(2)

10.50	Form of Accredited Investor Certification delivered to the Official Committee of Unsecured Creditors of MagnaChip Semiconductor Finance Company, et al.(1)

10.51	Form of Subscription Agreement for common units of MagnaChip Semiconductor LLC (in connection with the Committee’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code)(1)

10.52	Subscription Form for Rights Offering in connection with the Committee’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code(1)

10.53	$35,000,000 Common Unit Backstop Commitment letter, dated as of September 23, 2009, from Avenue Capital Management II, L.P., solely in its capacity as investment advisor to Avenue Investments, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and Avenue CDP-Global Opportunities Fund, L.P. (included in Exhibit 2.1)

10.54	MagnaChip Semiconductor LLC Profit Sharing Plan as adopted on December 31, 2009 and as amended on February 15, 2010(2)(4)

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges(5)

21.1	Subsidiaries of MagnaChip Semiconductor LLC(1)

23.1	Consent of Samil PricewaterhouseCoopers(5)

23.2	Consent of Jones Day (contained in Exhibit 5.1)

23.3	Consent of Dechert Luxembourg (contained in Exhibit 5.2)

23.4	Consent of NautaDutilh N.V. (contained in Exhibit 5.3)

23.5	Consent of DLA Piper Tokyo Partnership (contained in Exhibit 5.4)

23.6	Consent of DLA Piper Hong Kong (contained in Exhibit 5.5)

23.7	Consent of Lee, Tsai & Partners (contained in Exhibit 5.6)

23.8	Consent of DLA Piper UK LLP (contained in Exhibit 5.7)

23.9	Consent of Harney Westwood & Riegels (contained in Exhibit 5.8)

24.1	Powers of Attorney(5)

25.1	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act(5)

Footnotes:

(1)	Incorporated by reference to the respective exhibits to MagnaChip Semiconductor LLC’s Registration Statement on Form S-1 (Registration No. 333-165467) initially filed on March 15, 2010, as amended.
(2)	Incorporated by reference to the respective exhibits to MagnaChip Semiconductor S.A. and the other co-registrants’ Registration Statement on Form S-4 (Registration No. 333-168516) initially filed on August 4, 2010, as amended.
(3)	Certain portions of this document have been omitted pursuant to a grant of confidential treatment by the SEC.
(4)	Certain portions of this document have been omitted pursuant to a request for confidential treatment by the SEC.
(5)	Previously filed.